Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-290467) of Auddia, Inc.,

(2) Registration Statement (Form S-3 No. 333-289213) of Auddia, Inc.,

(3) Registration Statement (Form S-3 No. 333-288185) of Auddia, Inc.,

(4) Registration Statement (Form S-1 No. 333-287372) of Auddia, Inc.,

(5) Registration Statement (Form S-1 No. 333-283939) of Auddia, Inc.,

(6) Registration Statement (Form S-1 No. 333-279683) of Auddia, Inc.,

(7) Registration Statement (Form S-8 No. 333-258673) of Auddia, Inc.,

of our report dated March 5, 2026, with respect to the financial statements of Auddia, Inc. (the Company) included in this Annual Report (Form 10-K) of Auddia, Inc. for the years ended December 31, 2025 and 2024.

Our audit report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.

/s/ Haynie & Company

Salt Lake City, Utah

March 6, 2026